
United States Patent  [19]                    [11]  Patent Number: 5,838,773
Eisner et al.                                 [45]  Date of Patent: Nov. 17, 1998


[54]     PERSONAL READER CAPTURE TRANSFER TECHNOLOGY

[75]     Inventors:        Meyer W. Eisner, Bensalem; Stanley G. Schwartz,
                           Philadelphia, both of Pa.

[73]     Assignee:         Belco Systems Technology Corp., Langhorne, Pa.

[21]     Appl. No.:        871,526

[22]     Filed:            June 9, 1997

                          Related U.S. Application Data

[63]     Continuation of Ser. No. 512,798, Aug. 8, 1995, abandoned.

[51]     Int. Cl.6 .......................................................................H04M 11/00
[52]     U.S. Cl. ...................................................379/91.01; 379/93.26; 379/93.02
[58]     Field of Search ...................379/91.01, 93.08, 379/93.02, 93.03, 93.09, 93.12, 93.26;
                                                                                   235/380, 382, 379

[56]                                    References Cited

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


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                            FOREIGN PATENT DOCUMENTS

2 208 057           2/1989          United Kingdom

Primary Examiner-Stella Woo
Attorney, Agent, or Firm-Burns, Doane, Swecker & Mathis, L.L.P.

[57]                                ABSTRACT

A method and apparatus for performing electronic financial transactions is disclosed having a card reader which may determine if the card being read is authorized for use with the card reader. The card reader also has a serial number which is sent to a clearing house at the time a request for authorization is made to validate the use of the card reader. Card data and the card reader's serial number are converted to DTMF tones at a customer's location and are sent to a merchant over conventional telephone lines thereby making a standard modem unnecessary. The DTMF tones are decoded at the merchants location and the data is sent by point-of-sale terminal to a clearing house for authorization. Furthermore, a traditional conversation may proceed with a merchant over the same telephone lines as that by which the DTMF tones are being sent, eliminating the need for a second line at the customer's location.